APPENDIX H - CODE OF ETHICS
Adopted Under Rule 17j-1 and Rule 204A-1
Adopted August 1, 2009 - Revised January 2, 2025
I.STATEMENT OF POLICY
Akre Capital Management, LLC (the “Adviser”) is confident that its supervised persons (e.g.
officers, directors, and employees) act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with client interests, including those of the Akre
Focus Fund (the “Mutual Fund”) and the Akre Focus ETF (the “ETF”) (both a “Fund”, collectively, the “Funds”), when its supervised persons:
oKnow about the client’s and Fund’s present or future portfolio transactions; or
oHave the power to influence client and Fund portfolio transactions; and
oEngage in Securities transactions for their personal account(s).
In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1(c)(1) under the
Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 204A-1 under the
Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has adopted this
Code of Ethics (the “Code”) to address transactions that may create or appear to create conflicts of interest and to establish reporting requirements and enforcement procedures.
II.ABOUT THE CODE
A.Who is covered by the Code?
All of the Adviser’s supervised persons, which includes:
•All of the Adviser’s officers
•All of the Adviser’s managing members or directors (or persons occupying a similar status)
•All of the Adviser’s employees
•Any other person who provides investment advice on behalf of the
Adviser and is subject to the supervision and control of the Adviser (e.g., consultants)
B.What rules apply?
This Code sets forth specific prohibitions regarding Securities transactions. All of the Adviser’s supervised persons are considered access persons, as defined in the
Appendix H Definitions attached hereto.  As such, the prohibitions and restrictions contained in this Code are universally applicable. The Code also sets out certain reporting requirements applicable to access persons.
III.GENERAL PRINCIPLES
In recognition of the trust and confidence placed in the Adviser by the Adviser’s clients, including the Funds, and because the Adviser believes that its operations should benefit all clients and the
Funds’ shareholders, the Adviser has adopted the following universally applicable principles:
•The interests of the Adviser’s clients and the Funds’ shareholders are paramount. Client and shareholder interests must be placed before personal interest.
•All personal Securities transactions must be accomplished in a manner that avoids conflict between a supervised person’s interest and those of the Adviser’s clients and the Funds and their shareholders.
•Supervised persons must avoid actions or activities that allow (or appear to allow) their family to benefit from their position with the Adviser or that bring into question their independence or judgment.
•Supervised persons must comply with applicable federal securities laws.
IV.PROHIBITIONS AGAINST FRAUD, DECEIT, AND MANIPULATION
A supervised person cannot, in connection with the purchase or sale, directly or indirectly, of a
Security held or to be acquired by a client or the Funds:
•Employ any device, scheme, or artifice to defraud clients or the Funds.
•Make to clients or the Funds any untrue statement of a material fact or omit to state to a client or the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
•Engage in any act, practice, or course of business which would operate as a fraud or deceit upon clients or the Funds.
•Engage in any manipulative practice with respect to clients or the Funds.
V.LIMITS ON ACCEPTING OR RECEIVING GIFTS
A supervised person may not accept or receive any gift of more than de minimis value from any person or entity in connection with a client’s or the Funds’ entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of a client or the Funds.
For purposes of this Code the term “de minimus” means a gift with a value of less than $100.
VI.INSIDER TRADING PROCEDURES
The Adviser’s Policy and Procedures to Detect and Prevent Insider Trading apply to all supervised persons of the Adviser. To access this policy, please refer to Appendix G.
VII.RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS
A.Except as provided below, an access person may not conduct a transaction with respect to any Security in which such person has (or by reason of such transaction acquires) beneficial ownership without obtaining the prior written or electronic approval of the Adviser’s Managing Member, Compliance Officer, or designated
Adviser personnel. A sample Approval Request Form is on Attachment A of this
Appendix H.
Note: Prior approval is not required for:
1.Transactions in direct obligations of the Government of the United
States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or shares issued by registered open-end funds
(other than reportable funds and exchange traded funds);
2.Purchases or sales that are non-volitional on the part of the access person such as purchases or acquisitions arising from stock dividends, dividend reinvestments, stock splits, mergers, consolidations, tender offers, or exercise of rights;
3.Purchases or sales pursuant to an automatic investment plan; and
4.Transactions effected in any account over which the access person has no direct or indirect influence or control (e.g., blind trust, discretionary account, or trust managed by a third party) provided that (a) the access person obtains approval of the Compliance Officer that the account qualifies as a non-control account and (b) the access person provides a certification that the access person has no direct or indirect influence or control over the account at time of the initial request for approval and quarterly thereafter (each such account, a “Non-Control Account”).
Upon approval, an executed copy of an Approval Request Form or equivalent must be provided by the access person to the Adviser’s trader. In all instances, the Adviser’s Portfolio Manager must be notified of the pre-clearance request and approval and the Securities to which such request relates. Approvals for transactions are valid only for the trading day on which they are granted.
B.An access person cannot purchase or sell, directly or indirectly, any Security in which such person has (or by reason of such transaction acquires) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold or is being considered for purchase or sale by a client or the Funds. The
Adviser’s trader must notify the Compliance Officer when a client order for a
Security in which an access person has been pre-cleared to trade on that day is submitted to the trader.
Notwithstanding the above, it shall not be a violation of the Code if an access person purchases or sells shares of the Funds after obtaining pre-clearance for the transaction, as required under section VII (A) above of the Code, on the same day as a Security for the Funds is being purchased or sold or is being considered for purchase or sale by a client of the Adviser.
C.Pre-Approval of Investments in IPOs and Limited Offerings:
Notwithstanding any other provision of this Code, an access person must obtain written or electronic approval from the Managing Member, CEO,
Compliance Officer, or designated Adviser personnel before acquiring beneficial ownership of any Securities in an initial public offering or a limited offering. (For such transactions by the Managing Member or CEO, the Compliance Officer must pre-approve the transaction. For such transactions by the Compliance Officer, the CEO or Managing Member must pre-approve the transaction.)
VIII.REPORTING REQUIREMENTS
All access persons must comply with the reporting requirements set forth in this Code.
IX.REVIEW AND ENFORCEMENT OF THE ADVISER’S CODE
A.Appointment of a Review Officer
The Chief Compliance Officer shall be the Review Officer and shall perform the duties described in Section B below. The CCO will provide the name of the Review
Officer to each access person at the time each such person becomes an access person.
B.The Review Officer’s Duties and Responsibilities
•The Review Officer shall notify each person who becomes an access person of the reporting obligations under this Code at the time such person becomes an access person.
•The Review Officer will, on a quarterly basis, compare all approved pre-
clearance requests and personal Securities transactions reported pursuant to this Code with the completed Securities transactions of the
Adviser’s clients and a list of Securities being considered for purchase or sale by the Adviser, to determine whether a Code violation may have occurred. Before determining that an access person has violated the
Code, the Review Officer must give the access person an opportunity to supply explanatory material.
•If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the Managing Member or CEO. The Managing
Member or CEO and Review Officer will determine whether the access person violated the Code.
•No access person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.
•The Review Officer will request pre-clearance for Securities transactions and report on a quarterly basis his or her own Securities transactions to an Alternate Review Officer, which Alternate Review Officer shall otherwise fulfill the duties of the Review Officer with respect to such activities.
C.Resolutions; Sanction(s)
If an access person has violated the Code, the Review Officer will approve a proposed resolution of the situation or, if appropriate and in consultation with the Managing Member or CEO, impose upon the person sanctions that the
Review Officer deems appropriate and will report the violation and the resolution and/or sanction imposed to the Funds’ Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the Managing Member or CEO, circumstances warrant an earlier report. If the Review Officer believes that the Managing Member or CEO has violated the Code, the Review Officer shall confer with the Adviser’s legal counsel.
X.ANNUAL WRITTEN REPORT TO THE BOARD
At least once a year, the Adviser will provide to the Funds’ Board of Trustees a written report that includes the following.
•Issues Arising Under the Code: The report will describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violation(s) and any resulting sanction(s); and
•Certification and Adoption: The report will certify to the Board that the
Adviser has adopted measures reasonably necessary to prevent its access persons from violating the Code.
XI.INTERRELATIONSHIP WITH THE FUNDS’ CODE OF ETHICS
A.General Principle
A person, who is both an Officer and/or Trustee of the Funds and an access person of the Adviser, is only required to report under this Code of Ethics.
B.Procedures
The Adviser shall:
•Submit to the Board of Trustees of the Funds a copy of this Code of Ethics.
•Promptly furnish to the Funds, upon request, copies of any reports made under this Code of Ethics by any person who is also covered by the Funds’
code of ethics.
•Promptly report to the Funds in writing any material amendments to this
Code of Ethics.
•Immediately furnish to the Funds, without request, all material information regarding any violation of this Code of Ethics by any person.
XII.RECORDKEEPING
The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act, Rule 204-2 under the Advisers Act, and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission. For the complete Policy and Procedures relating to Record Keeping, please refer to Appendix P.
A.A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.
B.A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.
C.A copy of each report made by an access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
D.A record of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.
E.A copy of each annual written report to the Board, required by Section X of this
Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
F.The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.
XIII.MISCELLANEOUS
A.Confidentiality
Except as otherwise provided herein, all personal securities transactions reports and any other information filed under this Code of Ethics will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission and other regulatory agencies.
B.Reporting Responsibility
The Adviser’s supervised persons shall report any violations of this Code promptly to the Compliance Officer.
C.Interpretation of Provisions
The Managing Member or CEO may from time to time adopt written interpretations or waivers of this Code as he deems appropriate. The Managing
Member or CEO may not, however, grant a waiver of any provision required by
SEC regulations.
D.Compliance Certification
The Adviser shall provide each of its supervised persons with a copy of this Code of Ethics and any amendments thereto. Every year, each of the Adviser’s supervised persons must certify that he or she has read, understood, and complied with this Code and the reporting requirements of this Code of Ethics.
An Annual Compliance Certification is attached as Attachment D to this Appendix
H, and the certification may also be completed electronically. The Compliance
Officer or his designee shall certify that the Annual Compliance Certifications were received in accordance with the dates defined.
XIV.PART A - OFFICERS, DIRECTORS AND EMPLOYEES
A.Initial Holdings Report
Each access person must submit to the Review Officer a listing of all Securities beneficially owned by such person within 10 days of the date such person first becomes an access person of the Adviser. The information contained in the report must be current as of a date no more than 45 days prior to the date the person becomes an access person. A sample Initial Holdings Report is attached as
Attachment B1 to this Appendix H, and the report may also be completed electronically.
The report must contain the following information:
•The title, number of shares, and principal amount of each Security;
•The name of any broker, dealer, or bank with whom such person maintains an account in which Securities are held; and
•The date the report is submitted.
B.Annual Holdings Report
By February 10th of each year, each access person must submit to the Review
Officer a report disclosing the Securities such person beneficially owned as of
December 31st of the previous calendar year. The report must contain the same information as the Initial Holdings Report. A sample Annual Holdings Report Form is attached as Attachment B2 to this Appendix H, and the report may also be completed electronically.
Note: The Adviser will, on behalf of each access person, maintain information with respect to such person’s beneficial ownership of any interest or limited partnerships or similar entities managed by the Adviser.
C.Required Transaction Reports
•Quarterly Transaction Reports and Accounts Established
oOn a quarterly basis, each access person must report transactions in
Securities as well as any Security accounts established during the quarter. Such person must submit his or her report to the Review
Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected or an account was established. A Sample Quarterly Personal Securities
Transactions Report Form is included as Attachment C to this
Appendix H, and the report may also be completed electronically.
oIf an access person had no reportable transactions or did not open any Security accounts during the quarter, such person is still required to submit a report. Please note on the report that there were no reportable transactions during the quarter, and return it, signed and dated.
oRemember: Access persons of the Adviser are not required to report their transactions under the Funds’ code of ethics if they are required to file reports under this Code.
•What Securities Transactions and Accounts are Covered Under the
Quarterly Reporting Obligations?
Each access person must report all transactions in Securities in which such person had or acquired any direct or indirect beneficial ownership.
The report must contain the following information:
oThe date of the transaction, the title, the interest rate, maturity date
(if applicable), the number of shares, and the principal amount of each Security;
oThe nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
oThe price of the Security at which the transaction was effected;
oThe name of the broker, dealer, or bank with or through which the transaction was effected; and
oThe date the report is submitted.
Each access person must also report any account such person established in which Securities were held for such person’s direct or indirect benefit (i.e., beneficial ownership) during the quarter. The report must contain the following information:
oThe name of the broker, dealer, or bank with whom such person established the account;
oThe date the account was established; and
oThe date the report is submitted.
•What Securities Transactions May Be Excluded from the Report?
An access person is not required to detail or list the following Securities or transactions on such person’s report:
oPurchases or sales effected for any Non-Control Account.
oPurchases such person made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where such person purchases
Securities issued by his or her employer.
oPurchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as such person acquired these rights from the issuer, and sales of such rights so acquired.
oPurchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.
An access person may include a statement in such person’s report that the report shall not be construed as his or her admission that he or she has any direct or indirect beneficial ownership in the Security included in the report.
•Alternate Transaction Reporting
In lieu of providing the transaction reports set forth above, access persons may direct their brokers to supply the Review Officer on a timely basis (i.e., so that the Adviser receives the information no later than 10 days after the end of the applicable calendar quarter), duplicate copies of confirmations and monthly/quarterly brokerage statements for all
Securities transactions; provided that such confirmation and statements contain the information required to be reported in the transaction reports. If an access person elects to comply with the transaction reporting requirements of the Code using this alternate transaction reporting method, the access person must certify quarterly in writing that the duplicate confirmations and statements reflect all reportable transaction activity by the access person during the period and that any new brokerage accounts have been disclosed.
Definitions
Access person means any supervised person of the Adviser who (a) has access to nonpublic information regarding any client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any reportable fund, or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.
Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.
Beneficial ownership means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee. Beneficial ownership of an account or Security by an access person includes ownership of an account or Security by:
oThe access person’s spouse (other than a legally separated or divorced spouse of the person) and minor children;
oAny immediate family member who lives in the access person’s household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-laws, daughters-in-law, brothers-in-law, sisters-in-law, and adoptive relationships;
oAny persons to whom the access person provides primary financial support and either (i) whose financial affairs the access person controls or (ii) for whom the access person provides discretionary advisory services; and
oAny partnership, corporation, or other entity of which the access person has a
25% or greater interest or exercises effective control (provided, however, that the following entities are not deemed to be beneficially owned by an access person: Braddock Partners, LP; Braddock Partners Offshore, Ltd.; and Braddock
Partners Offshore, LP).
Control means the same as it does under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9)
provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.
Federal securities laws mean the Securities Act of 1933, the Securities Exchange Act of
1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the
Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy
Act as it applies to funds and investment advisers, and any rules adopted thereunder.
Initial public offering (IPO) means an offering of securities registered under the Securities
Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of
1934.
Limited offering means an offering that is exempt from registration under the Securities
Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933 or pursuant to Rule 504, Rule 505 or Rule 506 there under.
Managing Member means the managing member of Akre Capital Management, LLC.
Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.
Reportable funds means any investment company registered under the Investment
Company Act of 1940 for which the Adviser serves as investment adviser or any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.
Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers'
acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds, other than reportable funds and exchange traded funds. This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as:
oCryptocurrency;
oShares issued by reportable funds and exchange-traded funds;
oFutures contracts and options on securities, indexes, and currencies;
oInvestments in all kinds of limited partnerships;
oInvestments in foreign unit trusts and foreign mutual funds; and
oInvestments in private investment funds and hedge funds.
If you have any question or doubt about whether an investment is considered a
Security under this Code, ask the Compliance Officer.
A Security held or to be acquired by a client or the Funds means:
oAny Security that, within the most recent 15 days, is or has been held by a client or the Funds, or is being or has been considered by the Adviser for purchase by a client or the Funds; and
oAny option to purchase or sell, and any Security convertible into or exchangeable for any Security described above in the first bullet above.
A Security is being purchased or sold by a client or the Funds from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Funds until the program has been fully completed or terminated.
A Security is being considered for purchase or sale by a Fund when a Security is identified as such by the Adviser.
A supervised person means any managing member, partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the
Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. The Adviser may deem other individuals or entities, including temporary workers, independent contractors, and consultants, as supervised persons and require those persons to comply with this Code.
Any such person with access to confidential or non-public information or who may have access to the Adviser’s systems that contain information about current portfolio holdings or transactions will be deemed an access person hereunder.
APPENDIX H – ATTACHMENT A – SAMPLE EMPLOYEE TRADING
REQUEST FORM
Account Information:
1.Name of Employee:
2.Name of Employee/Related Account:
3.Financial Institution:
Transaction Information:
4.Name of Security & Symbol:
5.Quantity / Dollar Amount for Mutual Funds: Buy: □or  Sell: □or Short Sale: □
6.Common Stock □Put □Call □Convertible Bond □Maturity:Other:
Employees are required to give pre-clearance forms signed by the Adviser’s Managing Member, Chief
Compliance Officer, or designated Adviser personnel to the trader. In all instances, the Portfolio Manager will be notified of pre-clearance requests and the securities to which such requests relate. Our trader has been instructed to notify the Compliance Officer when a client order is given to the trader for a security in which an employee has been pre-cleared to trade on that day.
I HEREBY CERTIFY THE FOLLOWING:
In making this application for approval for a transaction in an employee or employee related account, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-
public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order, or any other form or type of confidential or proprietary information.
•THIS TRANSACTION DOES NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC
OFFERING OR A PRIVATE PLACEMENT.
•I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS
A RESULT OF THE PROPOSED TRADE.
I understand that if approval is granted, it only pertains to this proposed transaction and that such approval is valid only on the date granted.

Date/Time:	Employee Signature:
Date/Time:	Authorized Signatory:

APPENDIX H – ATTACHMENT B1 - SAMPLE INITIAL HOLDINGS REPORT

To:	Compliance Officer
From:	[Covered Person]
Subject:	Personal Securities Transactions
Pursuant to the Code, Covered Persons must submit an initial holdings report and an updated annual holdings report that lists all Reportable Securities (as defined in the Code) in which one has a direct or indirect Beneficial Ownership (as defined in the Code).
An Initial Holdings Report must be submitted no later than 10 days after the date on which the undersigned became a Covered Person. The information set forth in an Initial Holdings Report must be current as of a date no more than 45 days prior to the date on which the report is submitted.

Date	Title of Security (including exchange ticker symbol or CUSIP #)	# of Shares	Principal Amount	Name of Broker, Dealer, or Bank Maintaining Account of Any Securities

# of additional pages that are attached, if applicable
I certify that the names of any brokerage firms or banks where I have an account in which any securities are held are disclosed above, except for the following:

DATE:	SIGNATURE:
PRINTED NAME:

APPENDIX H – ATTACHMENT B2 - SAMPLE ANNUAL HOLDINGS REPORT

Name of Reporting Person:
Date Report Submitted:
Calendar Year Ended:
All information in this Report should be as of December 31st of the previous calendar year.

Title of Security (including exchange ticker symbol or CUSIP #)	# of Shares	Principal Amount

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.
You may use separate pages for reporting transactions. Please indicate the number of attached pages with further information: .

DATE:	SIGNATURE:
PRINTED NAME:
Please return this form to the Compliance Officer not later than February 10th after the end of the previous calendar year.

APPENDIX H – ATTACHMENT C - SAMPLE QUARTERLY TRANSACTION REPORT
Please return this form to the Compliance Officer no later than 10 calendar days after the end of the quarter.

Name of Reporting Person:
Date Report Submitted:
Calendar Quarter Ended:

Name of Issuer	Date of Transaction	Title of Security	# of Shares	Principal Amount	Type of Transaction (Purchase, Sale, or Short Sale	Price	Name of Broker, Dealer, or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.
If you established an account within the last quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Date Report Submitted by Access Person

If you did not establish a Securities account within the last quarter, please check here.
If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.
This report covers all transactions, except transactions in securities of ACM or the private funds sponsored or managed by ACM. ACM maintains separate records corresponding to those transactions.

APPENDIX H – ATTACHMENT C - SAMPLE QUARTERLY TRANSACTION REPORT

DATE:	SIGNATURE:
PRINTED NAME:
APPENDIX H – ATTACHMENT D - CODE OF ETHICS - ANNUAL
CERTIFICATION
I certify that I have recently received, read, and reviewed the Akre Capital Management, LLC Code of
Ethics. I understand such policies and procedures and recognize that I am subject to them. I further certify that I understand the Code of Ethics and agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.
I certify that I am in full compliance with the firm’s Code of Ethics and understand the penalties for non-
compliance.

DATE:	SIGNATURE:
PRINTED NAME: